UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 16, 2004

Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Bauer Drive, Oakland, New Jersey 07436

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

As is more fully described in Item 2.01 below, Russ Berrie and Company, Inc. (the “Company”) executed and consummated the transactions contemplated by a Membership Interest Purchase Agreement (the “Purchase Agreement’), on December 16, 2004, as of December 15, 2004, with Kids Line, LLC, a Delaware limited liability company (“Kids Line”) and each of CPC/KL Holdings, LLC (“CPC”), California KL Holdings, Inc., CS Equity, LLC, General Electric Capital Corporation, Neville Levin, Michael Levin, Joanne Levin, Charles Ginn, Greif & Co., Kimberly Long, Sandra Eljam (collectively, the “Sellers”), and Century Park Advisors, LLC (along with Michael Levin, the “Unitholders Representatives”), to purchase (the “Purchase”) from Sellers all outstanding equity interests in Kids Line, including all outstanding warrants to purchase such equity interests (collectively, the “Units”).  All capitalized terms used in this filing but undefined herein shall have the meanings ascribed to them in the Purchase Agreement, unless otherwise indicated.

The aggregate purchase price payable with respect to all Units is the sum of (i) $128,000,000 (subject to specified adjustments which did not affect such purchase price) plus the consolidated cash balance of Kids Line as at December 15, 2004 (deemed to be $130,000), and as increased or decreased by the entire amount that Net Working Capital is greater or less than Target Net Working Capital (if such difference exceeds $500,000) plus (ii) the Earnout Consideration (described in Item 2.01 below).

The Company has granted a security interest in substantially all of its assets to the Deferred Payout Sellers to secure the Company’s obligation to pay the Earnout Consideration, pursuant to the terms of a Subordinated Security Agreement made on December 15, 2004, among the Company, each of its subsidiaries party thereto and California KL Holdings, Inc., as agent for the Deferred Payout Sellers (the “SS Agreement”).  The payment of the Earnout Consideration is also guaranteed pursuant to a Guaranty, dated as of December 15, 2004, by each domestic subsidiary of the Company, in favor of California KL Holdings, Inc., as agent for the Deferred Payout Sellers.  Such guarantees are secured (pursuant to the SS Agreement) by a security interest in substantially all of the assets of such domestic subsidiaries.  The obligation to pay the Earnout Consideration and the related guarantees and security interests are all subordinated to the senior indebtedness of the Company arising under the Financing Agreement (defined below).

Under the Purchase Agreement, throughout the 36-month period commencing on December 1, 2004 (the “Measurement Period”), the Company agrees to (i) operate Kids Line in good faith, in the ordinary course of business and in a manner which is not intended to frustrate or diminish the amount of the Earnout Consideration, (ii) maintain Kids Line’s existence as a limited liability company (or to operate it as a separate division of the Company or a subsidiary of the Company) and (iii) refrain from liquidating, dissolving, selling assets (other than inventory and surplus equipment sold in the ordinary course of business), merging, consolidating or reorganizing Kids Line’s business structure (except as permitted by clause (ii) above) or selling an equity interests in the Kids Line.  Without limiting the generality of the foregoing, the Company agrees that it will (v) only effect material changes to Kids Line’s business operations, or manner of conducting business, intended in its good faith judgment to increase the profitability of the Company during the Measurement Period, (w) maintain separate books and records for Kids Line; (x) direct business opportunities that pertain solely to Kids Line’s business to Kids Line, with the understanding that with respect to business opportunities that pertain to lines of business conducted by both the Company (and/or any subsidiary or division of the Company) and Kids Line, the Company will direct such opportunities in a manner that it deems appropriate in good faith; (y) not transfer or license any material operating assets, rights or properties from Kids Line to the Company or any other subsidiary or division of the Company, and (z) not burden the Kids Line with corporate charges, overhead or other allocated costs, provided, however, that the Company may make a reasonable allocation (based on relative sales) of shared out-of-pocket third-party costs, i.e., insurance costs and audit fees, and may charge Kids Line with out-of-pocket third party costs incurred for the direct benefit of Kids Line.

The Purchase Agreement contains various representations, warranties and covenants.  Under the Purchase Agreement, the Company is entitled to indemnification from the Sellers for various matters, including, but not limited to, breaches of representations, warranties or covenants, or the invalidity as of the Closing Date of the Kids Line trademark in the United States, subject (other than with respect to certain specified exceptions) to a minimum threshold of $725,000 and maximum aggregate indemnification of $14,500,000.  The right to indemnification (other than with respect to certain specified exceptions) terminates April 30, 2006.

In accordance with the Purchase Agreement, Kids Line entered into employment agreements with each of Michael Levin (Chief Executive Officer and President), Joanne Levin (Executive Vice President) and Charles Ginn (Chief Financial Officer), who together comprised the management of Kids Line prior to the acquisition.  Also in connection with the Purchase Agreement, the Company issued options to purchase an aggregate of 200,000 shares of the common stock of the Company (100,000 pursuant to the Company’s 2004 Stock Option, Restricted and Non-Restricted Stock Plan and 100,000 outside of such plan due to issuance restrictions set forth therein) with each of Michael Levin and Joanne Levin.  All such options have exercise prices equal to the closing sales price of the Company’s common stock on the New York Stock Exchange on the date of grant.

In connection with the Purchase, the Company and certain of its subsidiaries entered into a Financing Agreement dated as of December 15, 2004 (the “Financing Agreement”) with the lenders named therein and Ableco Finance LLC, as collateral agent and as administrative agent (the “Agent”). The Financing Agreement consists of a term loan in the original principal amount of $125 million which matures on November 14, 2007 (the “Term Loan”).  The Company used the proceeds of the Term Loan to substantially finance the Purchase and pay fees and expenses related thereto.

The Financing Agreement provides the Company with two interest rate options for the borrowing under the Term Loan, to which a margin spread is added: (1) the LIBOR Rate (which is subject to a minimum rate of 1.75% per annum) plus a spread of 7.00% per annum and (2) JPMorgan Chase Bank’s base or prime rate (which is subject to a minimum rate of 4.75% per annum) plus a spread of 4.25% per annum.

Under the Financing Agreement, the Company is required to make prepayments of the Term Loan in an amount equal to $1,750,000 per quarter, commencing on March 31, 2005 and is required to make annual mandatory prepayments of the Term Loan beginning with the fiscal year ending December 31, 2005 with specified percentages of excess cash flow (as defined in the Financing

Agreement) and the proceeds of certain asset sales, debt issuances, equity issuances, tax refunds, insurance and other extraordinary receipts.

The Financing Agreement contains affirmative and negative covenants, including, without limitation, financial reporting, limitations on liens, limitations on the incurrence of further indebtedness, maintenance of a minimum amount of unrestricted and unencumbered cash in deposit accounts (up to $40,000,000), limitations on mergers and consolidations, limitations on dividends (described below), stock redemptions or repurchases and/or the prepayment of other debt, limitations on investments, limitations on capital expenditures and limitations on transactions with affiliates.  With respect to dividends, the Company is not permitted to pay a dividend unless there is no default or event of default under the Financing Agreement before or after giving effect to the declaration and payment of the proposed dividends and the Company is in compliance with the financial covenants in the Financing Agreement as of the date of such proposed payment and as of the end of the fiscal quarter in which the proposed payment is to be paid (any such dividend may not exceed $6,250,000 during any fiscal quarter).  In addition to the foregoing, which applies to all dividend payments, for all dividend payments other than those payable in the fiscal quarter ending (i) March 31, 2005 (a “March Payment”) and (ii) June 30, 2005 (a “June Payment”), the Company may not pay dividends unless it satisfies a minimum EBITDA test for the fiscal quarter immediately preceding the fiscal quarter in which the proposed dividend is to be paid. A March Payment is not permitted unless the Company has consummated the sale of certain of its real property in the United Kingdom and Hong Kong and received, on or before March 31, 2005, at least $7,000,000 in net cash proceeds from such sale. A June Payment will not be permitted unless the Company has received prior to the date of declaration of any such payment, at least $8,000,000 in a federal tax refund.  In addition, the Financing Agreement contains the following financial covenants:  (i) a minimum EBITDA test, (ii) a maximum funded debt ratio, and (iii) a minimum fixed charge coverage ratio.

The Financing Agreement contains certain events of default, including, among others, non-payment of principal, interest, fees or other amounts, breach of representations and warranties, violation of covenants, cross defaults, bankruptcy events,  judgments, ERISA violations, environmental costs that could reasonably be expected to result in a material adverse effect, the occurrence of a change of control of the Company, the occurrence of an event or development which results in a material adverse effect and/or the failure of the Company’s current chief executive officer to remain as the chief executive officer of the Company under specified circumstances (unless the termination of his employment has been approved by 75% of the Board of Directors of the Company, excluding the vote of the current chief executive officer and rounded down to the nearest whole number).  If an event of default occurs: (i) the Agent (on behalf of the lenders) is entitled to, among other things, to the extent permitted in the Financing Agreement, accelerate the Term Loan (provided that upon events of bankruptcy, the Term Loan will be immediately due and payable), and (ii) a default interest rate will become applicable to the Term Loan at a rate per annum equal to the rate of interest otherwise in effect from time to time under the Financing Agreement plus 2.0 percentage points, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified therein for the Term Loan prior to the Event of Default plus 2.0 percentage points.

The Company has pledged the equity interests of certain of its subsidiaries to the Agent in order to secure its obligations under the Financing Agreement pursuant to the terms of a Security Agreement made on December 15, 2004 among the Company, its subsidiaries party thereto and the

Agent (the “Security Agreement”). The Company has also provided an evergreen irrevocable letter of credit an amount of $10,000,000 which the Agent may draw upon if there is an Event of Default (as defined in the Financing Agreement) or other events specified under the Financing Agreement occur. The Agent is required to release the letter of credit when the funded debt ratio (as defined in the Financing Agreement) is less than 3.0:1.0.  In addition, pursuant to the Financing Agreement, the Company’s domestic subsidiaries have provided guarantees, and pursuant to the Security Agreement, have granted security interests, to the Agent in substantially all of their personal property in order to secure the Company’s obligations to the lenders and such subsidiaries’ guarantees under the Financing Agreement.

The foregoing descriptions of the Financing Agreement and the Security Agreement are qualified in their entirety by reference to the Financing Agreement and Security Agreement, each of which is attached hereto as Exhibits 4.2 and 4.3, respectively.

Section 2 - Financial Information

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

The Company executed the Purchase Agreement on December 16, 2004 (with a Closing Date as of December 15, 2004), with Kids Line and each of the Sellers and the Unitholders Representatives, to purchase from Sellers all outstanding Units.  Kids Line is a designer and distributor of infant bedding products, and its assets consist primarily of accounts receivable, inventory and intangible assets, including, but not limited to, intellectual property and goodwill.

A.  Aggregate Purchase Price.  The aggregate purchase price payable with respect to all Units was the sum of (i) $128,000,000 (subject to specified adjustments which did not affect such purchase price) plus the consolidated cash balance of Kids Line as at December 15, 2004 (deemed to be $130,000), and as increased or decreased by the entire amount that Net Working Capital is greater or less than Target Net Working Capital (if such difference exceeds $500,000) plus (ii) the Earnout Consideration (described immediately below).

B.  Earnout Consideration.

As consideration for the purchase of the Deferred Payout Units at the Closing, Company will pay to the Deferred Payout Sellers (the “Earnout Consideration”) 11.724% of the Agreed Enterprise Value of Kids Line as of the last day of the Measurement Period, at the times described in the Purchase Agreement.  The “Agreed Enterprise Value” shall be the product of (i) Kids Line’s EBITDA during the twelve (12) months ending on the last day of the Measurement Period and (ii) the applicable multiple determined as set forth below.

1.                                       If cumulative actual Kids Line EBITDA during the Measurement Period is at least 90% of $77,304,000 (the “Cumulative Budget”), the multiple will be 7.0.

2.                                       If cumulative actual Kids Line EBITDA during the Measurement Period is greater than 110% of the Cumulative Budget, but less than 120% of the Cumulative Budget, the multiple = 7.5.

3.                                       If cumulative actual Kids Line EBITDA during the Measurement Period is 120% or more of the Cumulative Budget, the multiple = 8.0.

4.                                       If cumulative actual Kids Line EBITDA during the Measurement Period is less than 90% of the Cumulative Budget, but at least 80% of cumulative budget, the multiple = 6.5.

5.                                       If cumulative actual Kids Line EBITDA during the Measurement Period is less than 80% of the Cumulative Budget, but at least 70% of Cumulative Budget, the multiple = 6.

6.                                       If cumulative actual Kids Line EBITDA during the Measurement Period is less than 70% of the Cumulative Budget, but at least 60% of Cumulative Budget, the multiple = 5.

7.                                       If cumulative actual Kids Line EBITDA during the Measurement Period is less than 60% of the Cumulative Budget, the multiple will be zero (0) and the Agreed Enterprise Value will be zero (0).

Other material terms of the Purchase Agreement are described in the response to Item 1.01 above.  The text of the Purchase Agreement is attached as Exhibit 2.2 to this Current Report on Form 8-K.  The foregoing description is qualified in its entirety by reference to such exhibit.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item are set forth in Item 1.01 above, which is incorporated herein by reference thereto.

Section 8 – Other Events

On December 16, 2004, the Company issued a press release announcing consummation of the Purchase.  The press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.  On December 22, 2004, the Company issued a press release regarding the award of stock options to each of Michael Levin and Joanne Levin.  The press release has been filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

The financial statements required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

(b)  Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

(c)  Exhibits

The following exhibits are filed with this report:

Exhibit 2.2*     Membership Interest Purchase Agreement dated as of December 15, 2004, among Russ Berrie and Company, Inc., a New Jersey corporation, Kids Line, LLC, a Delaware limited liability company and the Sellers signatory thereto.

Exhibit 4.2*     Financing Agreement dated as of December 15, 2004, among Russ Berrie and Company, Inc., the lenders named therein and Ableco Finance LLC, as collateral agent and as Administrative Agent.

Exhibit 4.3*     Security Agreement made on December 15, 2004, among Russ Berrie and Company, Inc., its subsidiaries party thereto and Ableco Finance LLC, as agent.

Exhibit 99.1     Press Release dated December 16, 2004, announcing the consummation of the Purchase.

Exhibit 99.2     Press Release dated December 22, 2004, regarding the award of stock options to each of Michael Levin and Joanne Levin.

*                                         Schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22 , 2004	RUSS BERRIE AND COMPANY, INC.

	By:	/s/ John D. Wille
John D. Wille
Vice President and Chief Financial Officer

Exhibit Index

Exhibit 2.2*     Membership Interest Purchase Agreement dated as of December 15, 2004, among Russ Berrie and Company, Inc., a New Jersey corporation, Kids Line, LLC, a Delaware limited liability company and the Sellers signatory thereto.

Exhibit 4.2*     Financing Agreement dated as of December 15, 2004, among Russ Berrie and Company, Inc., the lenders named therein and Ableco Finance LLC, as collateral agent and as Administrative Agent.

Exhibit 4.3*     Security Agreement made on December 15, 2004, among Russ Berrie and Company, Inc., its subsidiaries party thereto and Ableco Finance LLC, as agent.

Exhibit 99.1     Press Release dated December 16, 2004, announcing the consummation of the Purchase.

Exhibit 99.2     Press Release dated December 22, 2004, regarding the award of stock options to each of Michael Levin and Joanne Levin.

*                                         Schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.